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                                                                     Exhibit 4.2

SPECIMEN WARRANT CERTIFICATE


                    VOID AFTER

              REDEEMABLE COMMON STOCK PURCHASE WARRANT CERTIFICATE


              TO PURCHASE         SHARES OF COMMON STOCK




               IMPLANT SCIENCES CORPORATION

NUMBER                                                     WARRANTS





THIS CERTIFIES THAT, FOR VALUE RECEIVED                        CUSIP 45320R116



or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. One
(1) Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined) including, without limitation, the right of the Company (as hereinafter defined) to redeem this Warrant, one (1) fully paid and nonassessable share of Common Stock, $.10 par value per share, of Implant Sciences Corporation, a Massachusetts corporation (the "Company"), at any time after the Separation Date (the date on which this Warrant trades separately from the Unit with which it was issued as more particularly described in the Warrant Agreement (as defined below), (the "Initial Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) unless this Warrant is sooner redeemed upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Securities Transfer & Trust Inc., P.O. Box 1596, Denver, Colorado 80201, as Warrant Agents, or their successors (collectively, the "Warrant Agents"), accompanied by payment of $9.00 subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent for the account of the Company.



This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Unit and Warrant Agreement (the "Warrant Agreement"), dated April 9, 1999, by and between the Company and the Warrant Agent. The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities of the Warrant

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Agent, the Company and the holders (the words holders or holder meaning the registered holders or registered holder) of the Warrants.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.


     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.



     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on ___________ or such earlier date as the Warrants shall be redeemed. The Expiration Date may, but need not be, extended from time to time, in the sole and absolute discretion of the Company. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.



     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.


     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
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     Prior to the exercise of any Warrant represented hereby, the Registered
Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.


     Subject to the provisions of the Warrant Agreement, commencing _________ , this Warrant may be redeemed by the Company, in whole or in part, at a redemption price of $.20 per Warrant provided that the closing bid price of the Common Stock averages at least $10.50 for twenty (20) consecutive trading days. On and after 5:00 p.m. on the date immediately prior to the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.20 per Warrant upon surrender of this Warrant Certificate.




     Under certain circumstances, the Underwriters shall be entitled to receive an aggregate of five percent (5%) of the Purchase Price of the Warrants represented hereby.



     Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.


     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law principles.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:

                                                   IMPLANT SCIENCES CORPORATION
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                                                       CHAIRMAN OF THE BOARD


COUNTERSIGNED:


AMERICAN SECURITIES TRANSFER & TRUST, INC.
(DENVER, CO)
AS WARRANT AGENT


BY:

 AUTHORIZED OFFICER

                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants


     The undersigned Registered Holder irrevocably elects to exercise _________________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of:


________________________________________________________________________________
                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to  __________________________________________________________
                            (PLEASE PRINT OR TYPE NAME AND ADDRESS)

_________________________________________________________________ and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:  __________________________           __________________________________
                                                        (SIGNATURE)

                                             __________________________________


                                             ___________________________________
                                                         (ADDRESS)


                                             ___________________________________
                                               (TAXPAYER IDENTIFICATION NUMBER)


                                             ___________________________________
                                                   (SIGNATURE GUARANTEED)

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                                   ASSIGNMENT

                    To Be Executed by the Registered Holder
                         in Order to Transfer Warrants

For Value Received, _____________________ hereby sell, assign and transfer unto:

________________________________________________________________________________
                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

________________________________________________________________ of the Warrants
represented by this Warrant Certificate, and hereby irrevocably constitute and appoint

__________________________________________________________ Attorney, to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________________                __________________________________
                                                        (SIGNATURE)

                                             __________________________________
                                                        (SIGNATURE)



THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.